Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated January 27, 2003, incorporated by reference in the Annual Report on Form 10-K of Cooper Cameron Corporation for the year ended December 31, 2002, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.

We also consent to the incorporation by reference in the following Registration Statements on Forms S-8 or Forms S-3 and S-3/A of Cooper Cameron Corporation of our report dated January 27, 2003, with respect to the consolidated financial statements of Cooper Cameron Corporation, as amended, included in this Annual Report (Form 10-K/A) for the year ended December 31, 2002.

Registration Statement No.	Purpose
No. 333-26923	Form S-8 Registration Statements pertaining to the Amended and Restated Cooper Cameron
No. 33-95004	Corporation Long-Term Incentive Plan
No. 333-53545
No. 333-37850

No. 33-94948	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Employee Stock Purchase Plan

No. 33-95002	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Retirement Savings Plan

No. 333-57991	Form S-8 Registration Statement pertaining to the Individual Account Retirement Plan for Bargaining Unit Employees at the Cooper Cameron Corporation Buffalo, New York Plant

No. 333-51705	Form S-3 Registration Statement pertaining to the Cooper Cameron Corporation shelf registration of debt securities

No. 333-77641	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Savings-Investment Plan for Hourly Employees

No. 333-79787	Form S-8 Registration Statement pertaining to the Cooper Cameron Corporation Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors

No. 333-46638	Form S-8 Registration Statements pertaining to the Cooper Cameron Corporation Broad
No. 333-82082	Based 2000 Incentive Plan.
No. 333-61820

No. 333-96565	Form S-3 and S-3/A Registration Statements pertaining to the Cooper Cameron Corporation shelf registration of up to $500 million of securities.

/s/ ERNST & YOUNG LLP

Ernst & Young LLP

July 30, 2003